Exhibit 99.1

David Climie VP Marketing Communications Tel: 1 408.988.8276	Susan Shaw Sr Manager, Communications Tel: 1 408.988.8515

PMC-SIERRA ANNOUNCES AGREEMENT TO ACQUIRE

THE CHANNEL STORAGE BUSINESS FROM ADAPTEC

SANTA CLARA, CA, May 10, 2010 – PMC-Sierra, Inc. (Nasdaq:PMCS), the premier Internet infrastructure semiconductor solution provider, today announced the Company has entered into a definitive agreement with Adaptec, Inc. (Nasdaq:ADPT) to acquire its channel storage business. The channel storage business includes Adaptec’s RAID storage product line, a well-established global value added reseller customer base, board logistics capabilities, and leading SSD cache performance solutions. PMC-Sierra will pay approximately $34 million in cash for the acquisition and assume certain liabilities related to the business. The transaction is expected to close in approximately 30 days, subject to customary closing conditions.

PMC-Sierra expects the acquisition will strengthen the Company’s existing enterprise storage business by accelerating access to channel customers. PMC-Sierra is committed to delivering and developing high-performance, reliable RAID solutions for our OEM and channel storage customers from SAS-1 to SAS-3. Based on industry data, PMC-Sierra estimates total channel revenues for x86 RAID products to be approximately $200 million. Adaptec is the second largest supplier of x86 RAID products through the channel.

“The acquisition of Adaptec’s channel storage business allows us to accelerate our entry into a new segment of enterprise RAID storage and leverages our leading RAID chip and software development with channel customers,” said Greg Lang, PMC-Sierra’s president and CEO. “I am excited about this acquisition and the future growth opportunities it presents through the strong strategic fit between our core strengths in enterprise storage and the established channel storage business of Adaptec.”

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PMC-Sierra expects to employ approximately 90 individuals from Adaptec located in seven different geographies, with the majority of the personnel located in California.

Webcast Conference Call

PMC-Sierra management will briefly discuss the acquisition during a conference call at 9:00 a.m. Pacific Time/12:00 noon Eastern Time, today, Monday, May 10, 2010. The conference call webcast will be accessible under the Financial Events and Calendar section at http://investor.pmc-sierra.com. To listen to the conference call live by telephone, dial 416-640-5926 approximately ten minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 647-436-0148 using the access code 1158407. A replay of the webcast will be available for five business days.

Safe Harbor Statement

This press release contains certain forward-looking statements that are subject to risks and uncertainties such as the expected closing of the transaction, the expected benefits of the transaction, and the Company’s plans for the acquired business. Actual results may differ from these projections. The potential risks and uncertainties include, among others, the integration risks associated with the proposed transaction, loss of customers or employees, the risk that the transaction may not be consummated and other risks associated with the Company’s business. The Company’s SEC filings describe more fully the risks associated with the Company’s business including PMC-Sierra’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, and other items such as foreign exchange rates. The Company does not undertake any obligation to update the forward-looking statements.

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About PMC-Sierra

PMC-Sierra® , the premier Internet infrastructure semiconductor solution provider, offers its customers technical and sales support worldwide through a network of offices in North America, Europe, Israel and Asia. PMC-Sierra provides semiconductor solutions for Enterprise Storage, Wide Area Network Infrastructure, Fiber To The Home, and Laser Printer markets. The Company is publicly traded on the NASDAQ Stock Market under the PMCS symbol. For more information, visit www.pmc-sierra.com.

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© Copyright PMC-Sierra, Inc. 2010. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries. Other product and company names mentioned herein may be trademarks of their respective owners.